Exhibit 32

Certification Furnished Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Gulf Island Fabrication, Inc. (the “Company”) for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, who are the Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to U.S.C. Section 1350, as adopted pursuant to of the Sarbanes-Oxley Act of 2002, that:

1.
the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/s/ Richard W. Heo
Richard W. Heo President, Chief Executive Officer and Director (Principal Executive Officer)
November 12, 2025

By:	/s/ Westley S. Stockton
Westley S. Stockton Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
November 12, 2025

A signed original of this written statement required by Section 906 has been provided to Gulf Island Fabrication, Inc. and will be retained by Gulf Island Fabrication, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.